 Exhibit 5.1

GUTIÉRREZ BERGMAN BOULRIS, PLLC

901 Ponce De Leon Blvd., Suite 303

Coral Gables, FL 33134

May 9, 2018

Kaya Holdings, Inc.

888 S. Andrews Avenue, Suite 302

Fort Lauderdale, Florida 33316

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Kaya Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an additional 10,000,000 shares of common stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2011 Stock Incentive Plan, as amended.

In rendering this opinion, we have (a) examined such corporate records and other documents (including the Company’s Certificate of Incorporation and Bylaws, both as currently in effect and the Registration Statement and the exhibits thereto), and have reviewed such matters of law, as we have deemed necessary or appropriate; and (b) assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Members of our firm are admitted to the bar of the State of Florida, and the opinions expressed in this letter are limited to the effects of (a) the federal securities laws of the United States of America; (b) the internal laws of the State of Florida (excluding any political subdivision); and (c) to the extent expressly stated herein, the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares, when been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, will be validly issued, duly authorized, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

The Firm beneficially owns 500,000 Shares of record and a member of the firm beneficially owns 550,000 Shares, including those Shares beneficially owned by the Firm.

Very truly yours,

/s/ Gutiérrez Bergman Boulris, PLLC